Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2022

Oklahoma City, Oklahoma, November 2, 2022 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and nine-month periods ended September 30, 2022.
Recent Highlights
•Generated Adjusted EBITDA(1) of $54.8 million in the third quarter compared to $53.7 million in the prior quarter
•Third quarter net income was $53.7 million, or $1.46 per basic share. Adjusted net income(1) was $49.8 million, or $1.35 per basic share
•Third quarter 2022 production of 17.8 MBoed was consistent with the last three quarters as the Company continued its well reactivation program and began bringing new wells online as part of its previously announced capital development program
•The Company has drilled five wells and completed three wells during the nine months ended September 30, 2022
•As of September 30, 2022, the Company returned 42 wells to production in 2022 that were previously curtailed due to the 2020 commodity price downturn. The Company has returned over 170 wells to production since the beginning of 2021
•Adjusted G&A(1) was $2.0 million and $6.0 million, or $1.22 and $1.23 per Boe for the three and nine-month periods ended September 30, 2022
•The Company maintained its commitment to protecting shareholder capital invested in its development program by entering in to commodity derivative contracts for natural gas. The commodity derivative contracts have an average strike price of $8.39 per MMBtu with a positive mark-to-market asset value of $4.0 million as of September 30, 2022
Financial Results & Update
Profitability & Realized Pricing
For the three months ended September 30, 2022, the Company reported net income of $53.7 million, or $1.46 per basic share, and net cash provided by operating activities of $55.5 million. After adjusting for certain items, the Company's adjusted net income(1) amounted to $49.8 million, or $1.35 per basic share, adjusted operating cash flow(1) totaled $54.8 million and adjusted EBITDA(1) was $54.8 million for the quarter. The Company defines and reconciles adjusted net income, adjusted operating cash flow, adjusted EBITDA, and other non-GAAP financial measures to the most directly comparable Generally Accepted Accounting Principles in the United States ("GAAP") measure in supporting tables at the conclusion of this press release.
The Company generated approximately $36.3 million of free cash flow(1) in the third quarter, which represents a conversion rate of approximately 66% relative to adjusted EBITDA.

Third quarter realized oil, natural gas, and natural gas liquids prices, before the impact of derivatives,(2) were $92.24 per Bbl, $5.99 per Mcf and $30.79 per Bbl, respectively, compared to $109.06 per Bbl, $5.30 per Mcf and $35.96 per Bbl in the prior quarter.
Operating Costs
During the third quarter of 2022, lease operating expense ("LOE") was $9.7 million or $5.92 per Boe compared to $9.5 million, or $5.87 per Boe in the prior quarter.
For the three months ended September 30, 2022, general and administrative expense ("G&A") was $2.4 million, or $1.45 per Boe compared to $2.2 million, or $1.34 per Boe for the three months ended June 30, 2022. Adjusted G&A(1) was $2.0 million, or $1.22 per Boe during the third quarter of 2022 compared to $1.8 million, or $1.09 per Boe during the second quarter of 2022.
Liquidity and Capital Structure
As of September 30, 2022, the Company had $240.6 million of cash and cash equivalents, including restricted cash. The Company has no outstanding term or revolving debt obligations.
Operational Results & Update
Production
Production totaled 1,638 MBoe (17.8 MBoed, 15.8% oil, 30.5% NGLs and 53.7% natural gas) for the three months ended September 30, 2022 compared to 1,620 MBoe (17.8 MBoed, 12.8% oil, 33.4% NGLs, and 53.8% natural gas) for the three months ended June 30, 2022. This production level is consistent with the last three quarters and was a result of the Company's recent completion activity and continued well reactivation program.
2022 Development Program
SandRidge operated one drilling rig in the third quarter and successfully drilled three wells and completed three wells targeting the Meramec formation in the core of the NW Stack play as part of its previously announced capital development program, which helped to increase oil production by more than 25% compared to the prior quarter. As of September 30, 2022, the Company drilled five wells and completed three wells, achieving production rates consistent with area results and the Company's expectation range, and activity is planned to continue throughout the remainder of the year.
Well Reactivation & Rod Pump Conversion Program
During the third quarter of 2022, the Company continued returning wells to production that were previously curtailed due to the commodity price downturn in the first half of 2020 and, in many cases, improving their production potential through capital improvements. The well reactivation program has helped flatten expected annual PDP decline to an average of approximately 8% over the next 10 years. Strong commodity prices, high rates of returns, and low execution risk support the Company's belief that these projects represent a superior use of capital. During the first three quarters of 2022, the Company brought 42 wells back online, bringing the total since the beginning of 2021 to over 170. Throughout 2022, SandRidge expects to return a total of approximately 54 wells to production and complete a total of approximately 35 artificial lift conversions. The Company continues to evaluate its inventory of such projects.
Outlook
SandRidge will continue to focus on growing the cash value and generation capability of its asset base in a safe, responsible and efficient manner, while exercising prudent capital allocations to projects it believes provide high rates of returns in the current commodity price environment. These projects include well reactivations, artificial lift conversions to more efficient and cost effective systems, and focused drilling in high-graded areas. The Company will continue to monitor forward-looking commodity prices, results, costs and other factors that could influence returns on investments, which will continue to shape its disciplined development decisions in 2022 and beyond. SandRidge will also continue to maintain the optionality to execute on value accretive merger and acquisition opportunities that could bring synergies, leverage the Company's core competencies, compliment its portfolio of assets, further utilize its approximately $1.6 billion of net operating losses ("NOLs"), or otherwise yield attractive returns for its shareholders.
Environmental, Social, and Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas. The Company continues to explore the technical and commercial viability of Carbon Capture, Utilization, and Sequestration ("CCUS") across its owned and operated assets through its partnership with the University of Oklahoma. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. We have personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, November 3, 2022 at 10:00 am CT. The conference call can be accessed by registering online in advance at https://conferencingportals.com/event/IsWEjozq at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.
Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, production, and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	See "Operational and Financial Statistics" section at the end of this press release for impacts of derivatives on commodity price realizations.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Production - Total
Oil (MBbl)	259	219	680	734
NGL (MBbl)	499	552	1,566	1,686
Natural Gas (MMcf)	5,286	5,710	15,712	16,059
Oil equivalent (MBoe)	1,638	1,722	4,864	5,096
Daily production (MBoed)	17.8	18.7	17.8	18.7

Average price per unit
Realized oil price per barrel - as reported	$92.24	$69.40	$97.41	$61.87
Realized impact of derivatives per barrel	—	—	—	—
Net realized price per barrel	$92.24	$69.40	$97.41	$61.87

Realized NGL price per barrel - as reported	$30.79	$26.93	$33.56	$20.37
Realized impact of derivatives per barrel	—	—	(0.20)	—
Net realized price per barrel	$30.79	$26.93	$33.36	$20.37

Realized natural gas price per Mcf - as reported	$5.99	$2.89	$5.05	$2.16
Realized impact of derivatives per Mcf	0.04	—	(0.04)	—
Net realized price per Mcf	$6.03	$2.89	$5.01	$2.16

Realized price per Boe - as reported	$43.28	$27.06	$40.74	$22.45
Net realized price per Boe - including impact of derivatives	$43.42	$27.06	$40.56	$22.45

Average cost per Boe
Lease operating	$5.92	$5.27	$6.18	$5.15
Production, ad valorem, and other taxes	$2.91	$1.29	$2.81	$1.36
Depletion (1)	$1.89	$1.22	$1.71	$1.33

Earnings per share (2)
Earnings per share applicable to common stockholders
Basic	$1.46	$0.78	$3.73	$2.20
Diluted	$1.45	$0.77	$3.69	$2.15

Adjusted net income per share available to common stockholders
Basic	$1.35	$0.80	$3.64	$1.75
Diluted	$1.35	$0.80	$3.60	$1.70

Weighted average number of shares outstanding (in thousands)
Basic	36,797	36,577	36,710	36,318
Diluted	37,150	36,996	37,121	37,200

(1) Includes accretion of asset retirement obligation.

(2) Earnings per share amounts for the nine months ended September 30, 2021 were impacted by the $18.9 million gain recognized on the sale of our North Park Basin assets in Colorado. See below for the section of this release that reconciles Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three and nine months ended September 30, 2022.

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
	(In thousands)	(In thousands)

Drilling, completion and capital workovers(1)	$16,497	$37,656
Other capital expenditures	(32)	597
Total Capital Expenditures	$16,465	$38,253
(excluding acquisitions and plugging and abandonment)

(1) The Company capitalized $4.7 million in inventory purchases, net of inventory utilized during 2022 on drilling, completion, capital workover and well reactivation activities.

Capitalization
The Company’s capital structure as of September 30, 2022 and December 31, 2021 is presented below:

	September 30, 2022	December 31, 2021

	(In thousands)
Cash, cash equivalents and restricted cash	$240,603	$139,524

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Warrants	88,518	88,520
Additional paid-in capital	1,062,775	1,062,737
Accumulated deficit	(769,031)	(905,972)
Total SandRidge Energy, Inc. stockholders’ equity	382,299	245,322

Total capitalization	$382,299	$245,322

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Oil, natural gas and NGL	$70,899	$46,584	$198,146	$114,403
Total revenues	70,899	46,584	198,146	114,403
Expenses
Lease operating expenses	9,693	9,080	30,067	26,266
Production, ad valorem, and other taxes	4,768	2,219	13,677	6,929
Depreciation and depletion—oil and natural gas	3,091	2,092	8,318	6,790
Depreciation and amortization—other	1,582	1,513	4,720	4,482
General and administrative	2,382	2,229	7,083	6,841
Restructuring expenses	76	(1,696)	718	614
Employee termination benefits	—	—	—	49
(Gain) loss on derivative contracts	(4,258)	4,129	(3,194)	4,129
(Gain) loss on sale of assets	—	761	—	(18,952)
Other operating income, net	(25)	(202)	(140)	(315)
Total expenses	17,309	20,125	61,249	36,833
Income from operations	53,590	26,459	136,897	77,570
Other income (expense)
Interest expense, net	(12)	(256)	(191)	(387)
Other income, net	147	2,396	235	2,711
Total other income (expense)	135	2,140	44	2,324
Income before income taxes	53,725	28,599	136,941	79,894
Income tax (benefit) expense	—	—	—	—
Net income	$53,725	$28,599	$136,941	$79,894
Net income per share
Basic	$1.46	$0.78	$3.73	$2.20
Diluted	$1.45	$0.77	$3.69	$2.15
Weighted average number of common shares outstanding
Basic	36,797	36,577	36,710	36,318
Diluted	37,150	36,996	37,121	37,200

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$238,859	$137,260
Restricted cash - other	1,744	2,264
Accounts receivable, net	31,075	21,505
Derivative contracts	4,040	—
Prepaid expenses	1,346	626
Other current assets	1,582	80
Total current assets	278,646	161,735
Oil and natural gas properties, using full cost method of accounting
Proved	1,493,956	1,454,016
Unproved	11,553	12,255
Less: accumulated depreciation, depletion and impairment	(1,377,639)	(1,373,217)
	127,870	93,054
Other property, plant and equipment, net	93,691	97,791
Other assets	230	332
Total assets	$500,437	$352,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$54,077	$45,779
Derivative contracts	—	21
Asset retirement obligation	17,142	17,606
Other current liabilities	841	627
Total current liabilities	72,060	64,033
Asset retirement obligation	44,321	41,762
Other long-term obligations	1,757	1,795
Total liabilities	118,138	107,590
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 36,865 issued and outstanding at September 30, 2022 and 36,675 issued and outstanding at December 31, 2021	37	37
Warrants	88,518	88,520
Additional paid-in capital	1,062,775	1,062,737
Accumulated deficit	(769,031)	(905,972)
Total stockholders’ equity	382,299	245,322
Total liabilities and stockholders’ equity	$500,437	$352,912

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$136,941	$79,894
Adjustments to reconcile net income to net cash provided by operating activities
Provision for doubtful accounts	—	(2,329)
Depreciation, depletion, and amortization	13,038	11,272
Debt issuance costs amortization	—	57
Write off of debt issuance costs	—	174
(Gain) loss on derivative contracts	(3,194)	4,129
Realized settlement losses on derivative contracts	(867)	—
Gain on sale of assets	—	(18,952)
Stock-based compensation	1,131	1,036
Other	115	107
Changes in operating assets and liabilities	(12,534)	(9,073)
Net cash provided by operating activities	134,630	66,315
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(31,129)	(8,615)
Acquisition of assets	(1,431)	(3,545)
Purchase of other property and equipment	(49)	(59)
Proceeds from sale of assets	448	38,086
Net cash (used in) provided by investing activities	(32,161)	25,867
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings	—	(20,000)
Reduction of financing lease liability	(295)	(493)
Debt issuance costs	—	(75)
Proceeds from exercise of stock options	77	21
Proceeds from exercise of warrants	5	—
Tax withholdings paid in exchange for shares withheld on employee stock awards	(1,177)	(899)
Net cash used in financing activities	(1,390)	(21,446)
NET INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	101,079	70,736
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	139,524	28,266
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$240,603	$99,002
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(198)	$(168)
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$8,153	$2,169
Right-of-use assets obtained in exchange for financing lease obligations	$538	$960

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
Net cash provided by operating activities	$55,474	$33,084	$134,630	$66,315
Changes in operating assets and liabilities	(700)	2,128	12,534	9,073
Adjusted operating cash flow	$54,774	$35,212	$147,164	$75,388
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
Net cash provided by operating activities	$55,474	$33,084	$134,630	$66,315
Net cash (used in) provided by investing activities	(19,028)	(4,040)	(32,161)	25,867
Acquisition of assets	—	—	1,431	3,545
Proceeds from sale of assets	(142)	(186)	(448)	(38,086)
Free cash flow	$36,304	$28,858	$103,452	$57,641

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
Net Income	$53,725	$28,599	$136,941	$79,894
Adjusted for
Interest expense	19	257	199	391
Depreciation and amortization - other	1,582	1,513	4,720	4,482
Depreciation and depletion - oil and natural gas	3,091	2,092	8,318	6,790
EBITDA	58,417	32,461	150,178	91,557

Stock-based compensation (1)	377	236	1,131	1,019
(Gain) loss on derivative contracts	(4,258)	4,129	(3,194)	4,129
Loss (gain) on sale of assets	—	761	—	(18,952)
Realized settlement of derivative contracts	218	—	(867)	—
Employee termination benefits	—	—	—	49
Restructuring expenses	76	(1,696)	718	614
Other	(6)	(2,350)	(8)	(2,353)
Adjusted EBITDA	$54,824	$33,541	$147,958	$76,063
(1) Excludes non-cash stock-based compensation included in employee termination benefits.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(In thousands)
Net cash provided by operating activities	$55,474	$33,084	$134,630	$66,315
Changes in operating assets and liabilities	(700)	2,128	12,534	9,073
Interest expense	19	257	199	391
Employee termination benefits (1)	—	—	—	49
Other	31	(1,928)	595	235
Adjusted EBITDA	$54,824	$33,541	$147,958	$76,063
(1) Excludes associated stock-based compensation.

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$53,725	$1.45	$28,599	$0.77
(Gain) loss on derivative contracts	(4,258)	(0.11)	4,129	0.11
Loss on sale of assets	—	—	761	0.02
Realized settlement of derivative contracts	218	0.01	—	—
Employee termination benefits	—	—	—	—
Restructuring expenses	76	—	(1,696)	(0.05)
Other	(6)	—	(2,350)	(0.05)
Adjusted net income available to common stockholders	$49,755	$1.35	$29,443	$0.80

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,797	37,150	36,577	36,996
Total adjusted net income per share	$1.35	$1.35	$0.80	$0.80

	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$136,941	$3.69	$79,894	$2.15
(Gain) Loss on derivative contracts	(3,194)	(0.09)	4,129	0.11
Gain on sale of assets	—	—	(18,952)	(0.51)
Realized settlement losses on derivative contracts	(867)	(0.02)	—	—
Employee termination benefits	—	—	49	—
Restructuring expenses	718	0.02	614	0.02
Other	(8)	—	(2,353)	(0.07)
Adjusted net income available to common stockholders	$133,590	$3.60	$63,381	$1.70

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,710	37,121	36,318	37,200
Total adjusted net income per share	$3.64	$3.60	$1.75	$1.70

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative (1)	$2,382	$1.45	$2,229	$1.29
Stock-based compensation(2)	(377)	(0.23)	(236)	(0.14)
Adjusted G&A	$2,005	$1.22	$1,993	$1.15

	Nine Months Ended September 30, 2022		Nine Months Ended September 30, 2021
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative(1)	$7,083	$1.46	$6,841	$1.34
Stock-based compensation (2)	(1,131)	(0.23)	(1,019)	(0.20)
Adjusted G&A	$5,952	$1.23	$5,822	$1.14
(1) General and administrative was impacted by a $0.4 million legal retainer refund that was recorded as a credit, reducing general and administrative expense for nine months ended September 30, 2021.
(2) Excludes non-cash stock-based compensation included in employee termination benefits.

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and 10-K/A and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development, production, and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas. Further information can be found at www.sandridgeenergy.com.